                                                                   EXHIBIT 10.12


                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


       AGREEMENT FOR PURCHASE AND SALE OF STOCK, dated as of April 14, 1998 (this Agreement"), by and among Collegiate Pacific Inc., a Pennsylvania corporation ("CPI"), and Richard Hershorin and Patti Hershorin, the sole stockholders (collectively "Stockholder") of Product Merchandising Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

       Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of the Company, consisting of 100 shares (the "Stock") of common stock, no par value per share (the "Company Common Stock").

       CPI desires to purchase and Stockholder desires to sell all, but not less than all, of the Stock, upon the terms and subject to the conditions set forth in this Agreement.

       THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                         THE PURCHASE AND SALE OF STOCK

       SECTION 1.01. Purchase and Sale of Stock. At the Closing (as defined below), Stockholder will sell, transfer, assign, and deliver to CPI, and CPI will purchase, accept, assume, and receive the Stock, free and clear of any liens, encumbrances, pledges, restrictive agreements, or adverse claims of any nature whatsoever.

       SECTION 1.02. Purchase Price. The aggregate purchase price for the Stock will be $475,000 (the "Purchase Price"), which will be payable as follows:

       (a) $100,000 in immediately available funds delivered at Closing (the "Initial Payment");

       (b) $100,000 in immediately available funds to be delivered on or before the ninetieth day following Closing (the "Subsequent Payment"); and

       (c) 137,500 shares (the "CPI Shares") of CPI common stock, $.01 par value per share ("CPI Common Stock"), to be delivered within 10 days after Closing.

                                   ARTICLE II

                                  THE CLOSING

       SECTION 2.01. Closing; Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of CPI, 13950 Senlac, Suite 200, Farmers Branch, Texas 75235 on April 14, 1998 or as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, or at such other date not later than April 30, 1998, time, and place as CPI and Stockholder agree. The date on which the Closing takes place is referred to as the "Closing Date."

       SECTION 2.02. Deliveries by CPI. CPI will deliver or cause to be delivered the following at Closing, and it will be a condition to the Stockholder's obligations under this Agreement that all of the following be delivered at Closing:

       (a) A wire transfer for the Initial Payment in immediately available funds to an account established for the benefit of Stockholder as directed in writing by Stockholder.

       (b) Executed Guaranty of Michael J. Blumenfeld for the benefit of Stockholder guaranteeing CPI's obligations for the Subsequent Payment and CPI's obligations under Section 3.02 and Section 3.03(c) hereof, substantially in the form of Exhibit A.

       (c) Such other documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.


       SECTION 2.03. Deliveries by Stockholder. Stockholder will deliver or cause to be delivered the following at Closing, and it will be a condition to CPI's obligations under this Agreement that all of the following be delivered at Closing:

       (a) Certificates, with fully executed stock powers and signature guarantees, evidencing the Stock and any other documentation necessary or appropriate to effect the transfer of ownership thereof to CPI.

       (b)    Resignations from all of the Company's directors.

       (c) Such other endorsements, instruments, or documents as may be necessary to carry out the transactions contemplated hereby.

                                  ARTICLE III

                     PROVISIONS RELATING TO THE CPI SHARES

       SECTION 3.01. Legend on CPI Shares. Each certificate representing the CPI Shares to be issued pursuant to the terms of this Agreement will bear substantially the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH LAWS.

       SECTION 3.02. Registration of CPI Shares. Within six months after the Closing Date, CPI covenants and agrees that it will use commercially reasonable efforts to cause the preparation and filing of a registration statement on Form S-3 (the "Resale Registration Statement") with the Securities and Exchange Commission (the "SEC") for the purpose of registering the CPI Shares. Stockholder shall cooperate with CPI in good faith in the registration process including by assisting in the preparation of any information or financial statements with respect to the Company required to be included in the Resale Registration Statement. All costs of preparing and filing the registration statement with the SEC will be borne by CPI. If the Resale Registration Statement is not declared effective by the SEC within 210 days after the Closing Date, Stockholder shall have the right to sell to CPI, and CPI shall purchase from Stockholder upon three trading days prior written notice from Stockholder of its election to sell to CPI, up to 20,000 shares of CPI Common Stock at $2.00 per share (together with interest thereon at 9.5% per annum from and including the day which is 211 days after the Closing Date) each month thereafter until the Resale Registration Statement is declared effective.

       SECTION 3.03. Restrictions on Transfer of CPI Shares.

       (a) Except for Stockholder's right to sell CPI shares to CPI as described in Section 3.02, Stockholder hereby covenants and agrees that, during any time in which the Resale Registration Statement has not been declared effective by the SEC, (i) Stockholder will not sell or offer to sell or otherwise transfer any of the CPI Shares received hereunder in the absence of an effective registration statement for such CPI Shares under the Securities Act of 1933, as amended (the "Securities Act"), or an opinion of counsel reasonably acceptable to CPI to the effect that such registration is not required; and (ii) CPI will not be obligated to recognize any purported transfer in violation of this Section 3.03(a), and, unless it elects to do otherwise, CPI may treat any such purported transfer as null, void, and of no effect.

       (b) Stockholder hereby covenants and agrees that, for any period during which the Resale Registration Statement is effective, Stockholder will not, unless otherwise consented to by CPI, sell or otherwise transfer more than 3,000 shares of CPI Common Stock per trading day.

       (c) Notwithstanding anything in the foregoing to the contrary, CPI hereby covenants and agrees that, for a period beginning on the date that the Resale Registration Statement is declared effective by the SEC (the "Effective Date") and continuing until the forty-sixth trading day after the Effective Date, CPI agrees that CPI will deliver to Stockholder within three trading days of the end of such forty-six day period in immediately available funds an amount equal to (A) the amount by which the net sales proceeds per share of CPI Common Stock (after deducting any customary commissions) sold during such period is less than $2.00 times (B) the number of shares of CPI Common Stock sold by Stockholder during such period (which, in any event, shall not be more than 3,000 shares of CPI Common Stock sold on each trading day during such period).

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

       Stockholder hereby represents and warrants to CPI as follows:

       SECTION 4.01 Validity of Stock. The Stock is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive subscription or other right of any Person to acquire securities of the Company.

       SECTION 4.02 Title to Stock. Stockholder has good and marketable title to the Stock, and the Stock is, and when transferred to CPI under this Agreement will be, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, security agreements or any other limitation, encumbrance or restriction of any kind.

       SECTION 4.03. Charter and Bylaws. Stockholder has furnished to CPI true, complete, and correct copies of the certificate of incorporation and bylaws of the Company, as amended or restated to the date of this Agreement. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws and such certificates and bylaws remain in full force and effect.

       SECTION 4.04. Capitalization.

       (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock, of which 100 shares are issued and outstanding. No shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, federal or state securities laws, or any agreement to which the Company is a party or by which it is bound.

       (b) The Company does not (i) directly or indirectly own, (ii) have any agreement to purchase or otherwise acquire, or (iii) hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

       (c) There are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Company is a party or by which it is bound relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of its capital stock or other securities. There are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, proxies, or other agreements or understandings to which the Company or Stockholder is a party or by which the Company or Stockholder is bound with respect to the voting of any shares of capital stock of the Company. Stockholder is the record owner of all of the outstanding shares of Company Common Stock, and no other Person has any options, warrants, claims, or other rights, agreements or commitments, either from the Company or Stockholder, to acquire any shares of Company Common Stock.

       (d) No dividends, distributions or stock repurchases have been made or are payable by the Company since December 31, 1997.

       SECTION 4.05. Authority. Stockholder has full legal authority and capacity to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligations of Stockholder, enforceable in accordance with its terms.

       SECTION 4.06. Affiliates. The Company has no Subsidiaries. "Subsidiary" means any corporation or other business entity, a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

       SECTION 4.07. No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of the Company; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties are bound or subject.

       SECTION 4.08. Financial Statements. Stockholder has delivered to CPI true, correct, and complete copies of unaudited financial statements of the Company as of and for the year ended December 31, 1996 and 1997 and as of and for the two months ended February 28, 1997 and 1998, including balance sheets and statements of income, cash flows, and changes in stockholders' equity (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company at the dates shown and the results of operations and cash flows for the periods covered in accordance with generally accepted accounting principles applied on a consistent basis. Except for liabilities reflected in the Financial Statements, the Company has no material liabilities of any sort, whether absolute or contingent, due or to become due, known or unknown, asserted or unasserted.

       SECTION 4.09. Absence of Certain Changes or Events. Since December 31, 1997, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of the Company.

       SECTION 4.10. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, or arbitration of any kind, at law or in equity, including actions or proceedings seeking injunctive relief (collectively, "Litigation"), pending and, to the knowledge of Stockholder, there is no Litigation or investigation threatened, against the Company or any properties or rights of the Company.

       SECTION 4.11. Compliance. To the knowledge of Stockholder, the Company is not in conflict with or in default or violation of any Law applicable to the Company or by or to which any of its properties are bound or to which they may be subject. The Company has not received any written notice with respect to possible conflicts, defaults, or violations of Laws from any governmental entity.

       SECTION 4.12. Taxes. All returns and reports (the "Tax Returns") of or with respect to any Tax that are required to be filed by or with respect to the Company or its business or activities have been duly and timely filed. All items of income, gain, loss, deduction, and credit or other items required to be included in each such Tax Return have been included, and all information provided in each such Tax Return is true, correct, and complete. All Taxes that have been shown to be due on the Tax Returns have been timely paid in full. All withholding Tax requirements imposed on or with respect to the Company have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. There are no pending undisclosed audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company for or with respect to any Taxes. The Company is a Subchapter S corporation for Federal income tax purposes.

       SECTION 4.13. Properties. The Company does not own any real estate. Except for liens arising in the ordinary course of business after the date of this Agreement and properties and assets disposed of in the ordinary course of business after December 31, 1997, the Company has good and marketable title, free and clear of all liens and adverse claims, to all of their respective properties and assets, whether tangible or intangible, reflected in the Financial Statements as being owned by the Company as of such date or purported to be owned on the date of this Agreement. All buildings and all fixtures, equipment, and other property and assets that are material to the business of the Company and are held under leases by the Company are held under valid instruments enforceable by the Company in accordance with their respective terms. The properties and equipment of the Company (a) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (b) are adequate for the uses to which they are being put and, following the sale of Stock and the consummation of the other transactions contemplated hereby, will have sufficient capacity to conduct the Company's business in the same manner and with the same degree of profitability as such business is presently conducted.

       SECTION 4.14 Contracts and Customers. None of the contracts of the Company is terminable as the result of, or requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement. The Company is in compliance in all material respects under all leases, licenses, agreements, contracts, permits, plans, and commitments by which any of its properties or assets is bound and no event has occurred that constitutes a material violation or material breach of or a material default (with the passage of time or the giving of notice or both) in respect of any thereof, and each of the other parties thereto or bound thereby has performed all the obligations required to be performed by it to date and is not in default thereunder. Stockholder does not know or have reason to know that any material client or customer intends to terminate its relationship with the Company as a result of the sale of Stock or any of the related transactions.

       SECTION 4.15. Investment Intent and Access. Without intending to limit Stockholder's rights under Section 3.02 and Section 3.03(c), Stockholder hereby represents and warrants that (a) the CPI Shares are not being acquired with a view to the resale or distribution of any part thereof in a manner which would violate the registration provisions of the Securities Act or any applicable state securities laws, (b) the Stockholder has received the Proxy Statement dated January 30, 1998 from CPI, and (c) the Stockholder has had sufficient access to the Company and its officers to ask questions related to such Proxy Statement and the Company's business and operations.

       SECTION 4.16. Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of Stockholder, as of the date of such representation, warranty, or statement, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CPI

       CPI hereby represents and warrants to Stockholder as follows:

       SECTION 5.01. Authority. CPI has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by CPI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of CPI is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by CPI and, assuming the due authorization, execution, and delivery of this Agreement by Stockholder, constitutes the legal, valid, and binding obligations of CPI, enforceable in accordance with its respective terms.

       SECTION 5.02. No Conflict. The execution and delivery of this Agreement by CPI does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of CPI or any material agreement of CPI.

       SECTION 5.03 Resale Registration Statement. CPI is not aware of any fact that would prevent the timely filing or effectiveness of the Resale Registration Statement.

       SECTION 5.04. Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of CPI, as of the date of such representation, warranty, or statement contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE VI

                                   COVENANTS

       SECTION 6.01 Release of the Stockholder. Effective upon the Closing, Stockholder, for himself and his heirs, executors, administrators, successors, and assigns, hereby fully and unconditionally releases and forever discharges and holds harmless the Company and its employees, officers, directors, successors, and assigns from any and all Claims of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company or the Stock, that such Stockholder may now have or may hereafter claim to have against the Company or any of its employees, officers, directors, successors, or assigns, arising prior to Closing.

       SECTION 6.02. Noncompetition.

       (a) Stockholder acknowledges that this Section 6.02 is entered into in connection with the sale of the Stock. Stockholder also acknowledges that the nature of the business of CPI and the Company is not confined by geography and that current technology and business and communications methods enable and will enable CPI and the Company to offer services, conduct business, make contacts with customers, potential customers, vendors, potential vendors, fellow employees, and other Persons having business dealings with CPI and the Company without regard to geographic location. Accordingly, and as a material inducement to CPI to purchase the Stock and to enter into this Agreement, Stockholder agrees to the provisions of this Section 6.02.

       (b) Stockholder covenants and agrees, for a period beginning on the Closing and ending on the first anniversary of the Closing (the "Section 6.02(b) Applicable Date"), except with the prior written consent of CPI, Stockholder will not engage, directly or indirectly (whether as owner, partner, stockholder, investor (except that he or she may beneficially own less than 3% of the common equity of a publicly traded company), employee, advisor, consultant, contracting party, or referring source, or otherwise), in any business that is similar to or in competition with the business conducted by the Company or CPI at any time prior to the Section 6.02(b) Applicable Date, including, but not limited to, the distribution of sporting goods equipment, in any county or similar jurisdiction in the United States of America (the "Protection Area"). In addition, and without limiting the generality of the foregoing, Stockholder agrees for a period beginning on the Closing Date and ending on the Section 6.02(b) Applicable Date, he will not, without the prior express written consent of CPI, directly or indirectly, solicit, attempt to solicit, or accept within the Protection Area any business or employment from any Person that such Stockholder or the Company called upon, solicited, or conducted business with as of or prior to the Section 6.02(b) Applicable Date, or recruit or hire, attempt to or assist in any attempt to, recruit or hire, or discuss employment or hiring with any Person who was or is an employee of the Company or CPI.

       (c) Stockholder's obligations under this Section 6.02 may not be enforced by CPI if (i) the Subsequent Payment or any other payment due under Section 3.02 or Section 3.03 is not paid when due and such default continues for five days thereafter and (ii) Stockholder is not already in breach of this Section 6.02 or in breach of any other material provision of this Agreement.

       (d) If any provision of this Section 6.02 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

       SECTION 6.03. CPI Indemnification of Stockholder. CPI will indemnify and hold Stockholder harmless from any and all Claims that Stockholder may suffer or incur as a result of or relating to Stockholder's personal endorsement on any contract by and between the Company and any vendor of the Company dated as of or prior to this Agreement. Stockholder agrees to give CPI prompt written notice upon the occurrence of any indemnifiable Claim or the assertion of any Claim or the commencement of any proceeding or action in respect of which such a Claim may reasonably be expected to occur. CPI may elect to assume and control the defense of any Claim, including the employment of counsel. In such event, CPI may settle such Claim without the consent of Stockholder.

       SECTION 6.04. Transaction Costs. Each party will pay prior to the Closing all attorneys', accountants', finders', brokers', investment banking, and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement, or any of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                               CLOSING CONDITIONS

       SECTION 7.01. Conditions to Obligations of CPI. The obligations of CPI to purchase the Stock and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of the CPI, in whole or in part:

       (a) Each of the representations and warranties of Stockholder contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

       (b) Stockholder must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

       (c) All contractual and governmental consents, approvals, and notifications required must have been obtained or given.

       (d) Each of the required items set forth in Section 2.03 hereof must have been executed and delivered.

       SECTION 7.02. Conditions to Obligations of Stockholder. The obligations of Stockholder to effect the sale of Stock and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of Stockholder, in whole or in part:

       (a) Each of the representations and warranties of CPI contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

       (b) CPI must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

       (c) All contractual and governmental consents, approvals, and notifications must have been obtained or given.

       (d) Each of the required items set forth in Section 2.02 hereof must have been executed and delivered.

                                  ARTICLE VIII
                                 MISCELLANEOUS

       SECTION 8.01. Survival. All representations and warranties made in or pursuant to this Agreement will survive until the second anniversary of the Closing. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable.

       SECTION 8.02. Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

       SECTION 8.03. Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

       SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

       SECTION 8.05. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings specified:

       (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

       (b) "Control" (including the terms "controlling," "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, or as trustee or executor, by contract or credit arrangement or otherwise.

       (c) "Claim" means any and all liabilities, obligations, claims, damages, diminution in value, costs and expenses (including all court costs and reasonable attorneys fees) that any Person may suffer.

       (d) "Person" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as used in Section l3(d) of the Exchange Act).

       (e) "Tax" or "taxes" means any and all taxes, charges, fees, levies, assessments, duties, or other amounts payable to any federal, state, local, or foreign taxing government, authority, or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, and gains taxes; (ii) customs, duties, imposts, charges, levies, or other similar assessments of any kind; and (iii) interest, penalties, and additions to tax imposed with respect thereto.

       SECTION 8.06. Notices. All demands, notices, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, delivered by a national overnight delivery service, telecopy or mailed by first class mail, postage prepaid, to the address of each party set forth on the signature page of this Agreement, which address is the principal place of business of such party unless otherwise indicated.

       SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by Stockholder or CPI, without the prior written consent of the other party. This Agreement is not intended to confer any rights or benefits to any Person other than the parties to this Agreement.

       SECTION 8.08. Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

       SECTION 8.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, failure to take all actions as are necessary on its part to consummate the sale of Stock, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement. Purchaser and Seller hereby waive the requirement of posting of any bond to such court in connection with the issuance of injunctive relief hereunder.

       SECTION 8.10. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATES OF DELAWARE, TEXAS AND FLORIDA.

                  [remainder of page intentionally left blank]

       SECTION 8.11. Remedies. Each party to this Agreement agrees that (a) all rights and remedies under this Agreement are cumulative and that no election or exercise of any right or remedy will be deemed an exclusion of any other right or remedy; and (b) unless expressly stated, no right under this Agreement will be deemed a limitation on any other right or remedy.

       IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be duly executed as of the date first written above.


                                   COLLEGIATE PACIFIC INC.,
                                   a Pennsylvania corporation


                                   By: /s/ MICHAEL J. BLUMENFELD
                                      --------------------------------------
                                   Name:  Michael J. Blumenfeld
                                   Title: President
                                   Address: 13950 Senlac, Suite 200
                                            Farmers Branch, Texas  75235

                                   STOCKHOLDER

                                   /s/ RICHARD HERSHORIN
                                   -----------------------------------------
                                   Richard Hershorin
                                   Address:
                                           ---------------------------------

                                           ---------------------------------

                                           ---------------------------------

                                   /s/ PATTI HERSHORIN
                                   -----------------------------------------
                                   Patti Hershorin
                                   Address:
                                           ---------------------------------

                                           ---------------------------------

                                           ---------------------------------

                                   EXHIBIT A

                       GUARANTY OF MICHAEL J. BLUMENFELD

                                    GUARANTY

       FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the "Guarantor") guarantees personally and unconditionally the full and prompt performance and payment of the Subsequent Payments ($375,000), including subsequent the $100,000 cash payment and the $275,000 stock value, under the Agreement for Purchase and Sale of Stock dated as of April 14, 1998 (the "Agreement") by and between Collegiate Pacific Inc., a Pennsylvania corporation, and Richard Hershorin and Patti Hershorin (collectively, "Stockholder"). Capitalized terms used herein but not defined shall have the meaning assigned to such terms in the Agreement.

       Guarantor represents to Stockholder that his net worth is sufficient to meet his obligations under this Guaranty; acknowledges and represents that he is receiving direct and indirect financial and other benefits as a result of this Guaranty and the obligations secured hereunder; represents to Stockholder that after giving effect to this Guaranty and the contingent obligations evidenced hereby he is, and will be, solvent, and that he will use reasonable efforts to maintain a net worth that is sufficient to meet his obligations hereunder; acknowledges that this Guaranty is operative and binding as to him; and acknowledges that Stockholder has not made any representation, warranty, or statement to Guarantor to induce it to execute this Guaranty.

       Notwithstanding any provision in the Agreement to the contrary, Guarantor agrees to pay on demand all costs and expenses of every kind incurred by Stockholder: (a) in enforcing this Guaranty, (b) in collecting on any obligations of Guarantor, (c) in realizing upon or protecting any collateral for this Guaranty, and (d) for any other purpose related to the this Guaranty.

       This Guaranty shall inure to the benefit of and be binding upon Stockholder and Guarantor and their respective successors and assigns.

       THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES PURSUANT TO THIS GUARANTY SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. GUARANTOR EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATES OF DELAWARE, TEXAS AND FLORIDA.

       Executed and delivered as of the 14th day of April, 1998.


                                           GUARANTOR


                                           ------------------------------
                                           Michael J. Blumenfeld
WITNESS



----------------------------